In re SFA, Inc		Case No. 02-50562

MONTHLY OPERATING REPORT SUMMARY
FOR THE MONTH OF FEBRUARY, 2004

REVENUE
Gross Income		$ -
Less Cost of Goods Sold		$ -
Materials	$ -
Direct Labor	$ -
Overhead	$ -
Gross Profit		$ -

OPERATING EXPENSES
Owner/Officer-Draws/Salaries	$ -
Other Employee Salaries	$ -
Advertising and Marketing	$ -
Insurance	$ -
Payroll Taxes	$ -
Lease and Rent	$ (2,138.00)
Telephone and Utlities	$ -
Attorney and other Professional Fees	$ (1,289.23)
UST Quarterly Fees	$ -
Other Expenses	$ 4,367.73
Total Operating Expenses		$ 940.50
Net Income (Loss)		$ (940.50)

CURRENT ASSETS
Accounts Receivable at end of month		$ 98,932.75
Increase (Decrease) in AR for month		$ (4,678.96)
Inventory at end of month		$ 1,169.56
Increase (Decrease) in Inventory for month		$ -
Cash at end of the month		$ (6,301.51)
Increase (Decrease) in Cash for month		$ (52,071.44)

LIABILITIES
Increase (Decrease) in post-petition debt		$ -
Increase (Decrease) in pre-petition debt		$ -
Taxes Payable:
Federal Payroll Taxes	$ -
State Payroll Taxes	$ -
Local Payroll Taxes	$ -
State Sales Taxes	$ -
Real Estate and Personal	$ -
Property Taxes	$ -
Other (footnote)	$ (67,451.19)
Total Taxes Payable		$ (67,451.19)

Footnote:
Accrued Advalorem Taxes	(733.26)
Tonnage Tax	0.00
Pre Income Tax Payable	0.00
Pre Tonage Tax	0.00
Pre Federal Gas Tax Payable	0.00
Pre Accrued Advalorem Taxes	(66,717.93)
(67,451.19)